Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-90946, 333-07561, 333-07565, 333-44998, 333-53769, 333-64830, 333-64838, 333-77031 and 333-125384) of Sapient Corporation of our report dated June 12, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Sapient Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 14, 2007